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                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  Commercial Mortgage Pass-Through Certificates

                                 TERMS AGREEMENT


                                                   Dated: as of January 28, 1999



To:  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 11, 1998

Underwriter:  Bear, Stearns & Co. Inc.

Series Designation:  Series 1999-C1


Class Designation Schedule of the Certificates: Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class X Certificates

Terms of the Certificates to be Purchased by the Underwriter:

Class         Original Principal Amount     Interest Rate
-----         -------------------------     -------------
A-1           $ 89,632,000                      5.91%
A-2           $280,821,086                      6.02%
B             $ 23,900,199                      6.20%
C             $ 17,925,149                      6.53%
D             $ 21,510,179                      6.53%
E             $  5,975,050                      6.53%
X             $478,003,982(1)                 0.5834(2)%

(1) The Class X Certificates are interest-only certificates. Class X Certificatesholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount equal to the aggregate of the stated principal balances of the Mortgage Loans.

(2) Initial Pass-Through Rate. The Class X Pass-Through Rate with respect to any Distribution Date will be equal to the excess, if any, of (i) the weighted average of the non-default interest rates specified in the notes relating to each mortgage loan in the trust fund, net of the related servicing fee rate, over (ii) the weighted average of the Pass-Through Rates of the other classes of Certificates.




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Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of February 1, 1999, among Bear Stearns Commercial Mortgage Securities Inc., as depositor, GE Capital Loan Services, Inc., as servicer, GE Capital Realty Group, Inc., as special servicer, LaSalle National Bank, as trustee and ABN AMRO Bank, N.V., as fiscal agent.

Form of Certificates Being Purchased by the Underwriter:  Book Entry.


Distribution Dates: The 14th day of each month or, if such 14th day is not a business day, the next succeeding business day, commencing on March 15, 1999.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

                                        Rating
Class                       Moody's*                 S&P**
-----                       --------                 -----
A-1                           Aaa                     AAA
A-2                           Aaa                     AAA
B                             Aa2                      AA
C                              A2                      A
D                             Baa2                   NR***
E                             Baa3                   NR***
X                             Aaa                     AAAr

*   Moody's Investors Service, Inc.
** Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.
*** "NR" means not rated.

Mortgage Assets: The initial amounts to be included in any Reserve Account and other accounts are as set forth in, and the Mortgage Loans to be included in the Trust Fund are as described in, Annex A hereto.


Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $479,655,106.81 (plus accrued interest).


Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: February 10, 1999, 10:00 a.m., New York time at the offices of O'Melveny & Myers LLP, New York, New York.



                  [Remainder of Page Intentionally Left Blank]
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The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.


By:_____________________________
         Name:
         Title:

Accepted:

BEAR STEARNS COMMERCIAL MORTGAGE
  SECURITIES INC.

By:_____________________________
         Name:
         Title:




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                                     Annex A

                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT



























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